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             [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                           October 13, 1997



VIA FACSIMILE

Post & Heymann, LLP
100 Jericho Quadrangle, Suite 214
Jericho, New York 11753
Attention:  William W. Post, Esq.

                  Re: Purchase and Sale Agreement and Joint Escrow Instructions, dated as of August 22, 1997 (the "PURCHASE AGREEMENT"), by and between AIMCO Properties, L.P., a Delaware limited partnership (the "BUYER"), and each of the parties identified on Exhibit "A" attached to the Purchase Agreement (collectively, THE "SELLER")
                            -----------------------------------------

Dear Gentlemen:

         The purpose of this letter ("Letter") is to reflect the agreement between the Buyer and the Seller with respect to the amendment of the Purchase Agreement. Sections 4.1.3 and 4.1.4 of the Purchase Agreement are hereby amended so that the "Due Diligence Termination Date" (as defined in the Purchase Agreement) shall be extended to 4:00 p.m. New York time on Wednesday, October 15, 1997. Buyer and Seller further agree to amend
Section 8.1 of the Purchase Agreement so that the "Closing Date" (as defined in the Purchase Agreement) shall be Friday, October 31, 1997.

         Except as otherwise expressly provided herein, the Purchase Agreement shall remain unmodified and in full force and effect, and all of the terms and provisions of the Purchase Agreement, as herein modified, are hereby ratified and reaffirmed by both the Buyer and the Seller.


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Post & Heyman, LLP
October 13, 1997
Page 2



         If this Letter accurately reflects the agreement of the Buyer and the Seller, please execute a copy of this Letter where indicated below (on behalf of Seller) and return a facsimile copy of it (with the original to follow by mail) to me (on behalf of Buyer) as soon as possible, but in no event later than 6:00 p.m. Los Angeles time today.

         If you should have any questions, please feel free to call Susan Yoon at (213) 687-5565.

                        Very truly yours,

                        /s/ Allan G. Mutchnik

                        Allan G. Mutchnik
                        Counsel to Buyer


ACCEPTED AND AGREED TO AS OF
THE DATE FIRST WRITTEN ABOVE:

POST & HEYMANN, LLP,
Counsel to Seller


By:      /s/ William W. Post
      ----------------------------
         William W. Post, Esq.
         Partner



cc: Ms. Carolyn Tiffany
    Mr. Harry Alcock
    Susan Y. Yoon, Esq.